EXHIBIT 99.1

For Immediate Release: April 25, 2013

Occidental Petroleum Announces 1st Quarter of 2013 Income

●	Q1 2013 domestic daily oil and gas production of 478,000 barrels of oil equivalent, a record for the tenth consecutive quarter
●	Q1 2013 total company oil and gas production of 763,000 barrels of oil equivalent per day
●	Q1 2013 income from continuing operations of $1.4 billion, or $1.69 per diluted share

LOS ANGELES, April 25, 2013 -- Occidental Petroleum Corporation (NYSE:OXY) announced income from continuing operations of $1.4 billion ($1.69 per diluted share) for the first quarter of 2013, compared with $1.6 billion ($1.92 per diluted share) for the first quarter of 2012.  Net income for the first quarter of 2013 was also $1.4 billion ($1.68 per diluted share).
In announcing the results, Stephen I. Chazen, President and Chief Executive Officer, said, "Our first quarter domestic production of 478,000 barrels of oil equivalent per day, of which 342,000 barrels per day were liquids, set a record for the tenth consecutive quarter.  Our total company production of 763,000 barrels of oil equivalent in the first quarter of 2013 was 8,000 barrels higher than production in first quarter of 2012.
"We executed well in the first quarter and to date are running ahead of our full-year objectives in our program to improve domestic operational and capital efficiencies.  We have reduced both our domestic well and operating costs by about 19 percent relative to 2012. Overall, we generated cash flow from operations of $2.9 billion before changes in working capital for the first quarter of 2013 and invested $2.1 billion in capital expenditures."

Oil and Gas

Oil and gas segment earnings were $1.9 billion for the first quarter of 2013, compared with $2.5 billion for the first quarter of 2012. The current quarter results reflected higher domestic liquids volumes and lower operating costs, which were offset by lower year-over-year oil and NGL prices, lower sales volumes in the Middle East/North Africa and higher DD&A rates.
Operating costs dropped significantly during the first quarter of 2013, especially domestically.  The first quarter 2013 domestic operating costs were $14.06 per barrel, compared to $16.44 in the first quarter 2012, $17.17 in the fourth quarter 2012 and $17.43 for the full year 2012.  For the entire company, the first quarter 2013 costs were $13.93 per barrel, compared to $14.99 for all of 2012.  First quarter 2013 international operating costs were higher due principally to planned maintenance turnarounds.

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For the first quarter of 2013, daily oil and gas production volumes averaged 763,000 barrels of oil equivalent (BOE), compared with 755,000 BOE in the first quarter of 2012. The first quarter 2013 production increase resulted from higher volumes of 23,000 BOE per day from domestic operations while international production was 15,000 BOE per day lower. The lower international production volumes were due to the combined effect of maintenance turnarounds in Qatar and the impact of full cost recovery in Oman and our Dolphin operations. The turnarounds were executed successfully and production has returned to normal levels.
Daily sales volumes increased slightly from 745,000 BOE in the first quarter of 2012 to 746,000 BOE in the first quarter of 2013. Sales volumes were lower than production volumes due to the timing of liftings in Middle East/North Africa.
Oxy’s realized price for worldwide crude oil was $98.07 per barrel for the first quarter of 2013, compared with $107.98 per barrel for the first quarter of 2012. NGL prices were $40.27 per barrel in the first quarter of 2013, compared with $52.51 per barrel in the first quarter of 2012. Domestic gas prices were higher in the first quarter of 2013 at $3.08 per MCF, compared with $2.84 in the first quarter of 2012.
First quarter 2013 realized prices were higher than fourth quarter 2012 prices for worldwide oil, while NGLs prices were lower and domestic natural gas prices were flat. On a sequential quarterly basis, prices increased 2 percent for oil and decreased 11 percent for NGLs.

Chemical

Chemical segment earnings for the first quarter of 2013 were $159 million, compared with $184 million in the first quarter of 2012. The lower earnings resulted from weaker chlorinated organics demand and pricing combined with higher natural gas costs, partially offset by higher caustic soda exports.

Midstream, Marketing and Other

Midstream segment earnings were $215 million for the first quarter of 2013, compared with $131 million for the first quarter of 2012. The increase mainly reflected improved marketing and trading performance.

About Oxy

Occidental Petroleum Corporation (OXY) is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions.  Oxy is one of the largest U.S. oil and gas companies, based on equity market capitalization. Oxy's wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.  Oxy is committed to safeguarding the environment, protecting the safety and

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health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance.  Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; inability to attract trained engineers; environmental liability; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as "estimate", "project", "predict", "will", "would", "should", "could", "may", "might", "anticipate", "plan", "intend", "believe", "expect", "aim", "goal", "target", "objective", "likely" or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A "Risk Factors" of the 2012 Form 10-K.  Occidental posts or provides links to important information on its website at www.oxy.com.

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Contacts:

Melissa E. Schoeb (media)
melissa_schoeb@oxy.com
310-443-6504

or

Chris Stavros (investors)
chris_stavros@oxy.com
212-603-8184

For further analysis of Occidental's quarterly performance, please visit the website: www.oxy.com

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Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2013	2012
SEGMENT NET SALES
Oil and Gas	$4,440	$4,902
Chemical	1,175	1,148
Midstream, Marketing and Other	453	393
Eliminations	(196)	(175)

Net Sales	$5,872	$6,268

SEGMENT EARNINGS
Oil and Gas	$1,920	$2,504
Chemical	159	184
Midstream, Marketing and Other	215	131
	2,294	2,819

Unallocated Corporate Items
Interest expense, net	(30)	(28)
Income taxes	(844)	(1,139)
Other	(61)	(92)

Income from Continuing Operations	1,359	1,560
Discontinued operations, net	(4)	(1)

NET INCOME	$1,355	$1,559

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.69	$1.92
Discontinued operations, net	(0.01)	-
	$1.68	$1.92

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.69	$1.92
Discontinued operations, net	(0.01)	-
	$1.68	$1.92
AVERAGE COMMON SHARES OUTSTANDING
BASIC	804.7	810.5
DILUTED	805.2	811.3

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2013	2012
CAPITAL EXPENDITURES	$2,070	$2,412

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,259	$1,085

Attachment 3

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

	First Quarter
($ millions, except per-share amounts)	2013	Diluted EPS	2012	Diluted EPS
TOTAL REPORTED EARNINGS	$1,355	$1.68	$1,559	$1.92

Oil and Gas
Segment Earnings	$1,920		$2,504
Add:
No significant items affecting earnings	-		-

Segment Core Results	1,920		2,504

Chemicals
Segment Earnings	159		184
Add:
No significant items affecting earnings	-		-

Segment Core Results	159		184

Midstream, Marketing and Other
Segment Earnings	215		131
Add:
No significant items affecting earnings	-		-

Segment Core Results	215		131

Total Segment Core Results	2,294		2,819

Corporate
Corporate Results --
Non Segment *	(939)		(1,260)
Add:
Discontinued operations, net **	4		1

Corporate Core Results - Non Segment	(935)		(1,259)

TOTAL CORE RESULTS	$1,359	$1.69	$1,560	$1.92

* Interest expense, income taxes, G&A expense and other.
** Amounts shown after tax.

Attachment 4

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2013	2012
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Oil (MBBL)
California	88	86
Permian	148	139
Midcontinent and Other	28	19
Total	264	244

NGLs (MBBL)
California	20	15
Permian	40	39
Midcontinent and Other	18	18
Total	78	72

Natural Gas (MMCF)
California	260	267
Permian	174	155
Midcontinent and Other	383	412
Total	817	834

Latin America
Oil (MBBL) - Colombia	29	24

Natural Gas (MMCF) - Bolivia	13	14

Middle East / North Africa
Oil (MBBL)
Bahrain	3	4
Dolphin	6	8
Oman	65	64
Qatar	59	72
Other	42	42
Total	175	190

NGLs (MBBL)
Dolphin	7	9

Natural Gas (MMCF)
Bahrain	244	219
Dolphin	134	173
Oman	54	57
Total	432	449

Barrels of Oil Equivalent (MBOE)	763	755

Attachment 5

SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2013	2012
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Oil (MBBL)	264	244
NGLs (MBBL)	78	72
Natural Gas (MMCF)	819	834

Latin America
Oil (MBBL) - Colombia	30	24

Natural Gas (MMCF) - Bolivia	13	14

Middle East / North Africa
Oil (MBBL)
Bahrain	3	4
Dolphin	6	8
Oman	72	64
Qatar	51	70
Other	24	34
Total	156	180

NGLs (MBBL)
Dolphin	7	9

Natural Gas (MMCF)	432	449

Barrels of Oil Equivalent (MBOE)	746	745